UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

VECTREN CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.
1-15467	Vectren Corporation (An Indiana Corporation) One Vectren Square, Evansville, Indiana 47708 (812) 491-4000	35-2086905
1-16739	Vectren Utility Holdings, Inc. (An Indiana Corporation) One Vectren Square, Evansville, Indiana 47708 (812) 491-4000	35-2104850

Former name or address, if changed since last report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Legal Proceedings Regarding the Merger with CenterPoint Energy, Inc.

As previously disclosed, on April 21, 2018, Vectren Corporation, an Indiana corporation (the “Company”), CenterPoint Energy, Inc., a Texas corporation (“Parent”) and Pacer Merger Sub, Inc., an Indiana corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (“Merger Agreement”). Subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving such merger (the “Merger”).

On July 16, 2018, the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) for the solicitation of proxies in connection with the special meeting of the Company’s shareholders (the “Shareholders”) to be held on August 28, 2018, to consider and vote on a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

As previously disclosed, seven purported shareholders of the Company filed lawsuits in July 2018 under the federal securities laws in the United States District Court for the Southern District of Indiana challenging the accuracy of the disclosures made in the Company’s Proxy Statement in connection with the Merger. These cases were captioned Kuebler v. Vectren Corp., et al., Case No. 3:18-cv-00113-RLY-MPB (S.D. Ind.) (the “Kuebler Action”), Danigelis v. Vectren Corp., et al., Case No. 3:18-cv-00114-RLY-MPB (S.D. Ind.) (the “Danigelis Action”), Scarantino v. Vectren Corp., et al., Case No. 3:18-cv-00115-RLY-MPB (S.D. Ind.) (the “Scarantino Action”), Stein v. Vectren Corp., et al., Case No. 3:18-cv-00117-RLY-MPB (S.D. Ind.) (the “Stein Action”), Nisenshal v. Vectren Corp., et al., Case No. 3:18-cv-00121-RLY-MPB (S.D. Ind.) (the “Nisenshal Action”), VonSalzen v. Vectren Corp., et al., Case No. 3:18-cv-00122-RLY-MPB (S.D. Ind.) (the “VonSalzen Action”), and Kent v. Vectren Corp., et al., Case No. 1:18-cv-02263-SEB-TAB (S.D. Ind.) (the “Kent Action”). All seven actions alleged violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder based on various alleged omissions of material information from the Proxy Statement.

On July 10, 2018, the plaintiffs in the Kuebler Action and in the Danigelis Action filed a motion for preliminary injunction seeking to enjoin the Company from consummating the Merger. On August 8, 2018, the court set the motion for preliminary injunction for hearing on August 15, 2018. On August 10, 2018, the court entered an order consolidating the seven cases and named as lead plaintiff the group of Michael Kuebler, James Danigelis, and Michael Nisenshal, and named as lead counsel the group of Monteverde & Associates P.C., Ademi & O’Reilly, LLP, Weiss Law LLP, and Shartzer Law Firm, LLC. On August 15, 2018, defendants filed a motion to dismiss the consolidated action.

On August 15, 2018, the court held a hearing on the motion for preliminary injunction in the consolidated action. On August 22, 2018, the court issued an order denying Plaintiffs’ motion for a preliminary injunction in the consolidated action.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transactions, the Company filed a definitive proxy statement with the SEC on July 16, 2018, which was mailed or otherwise provided to its shareholders. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND OTHER MATERIALS FILED WITH THE SEC CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors are able to obtain free copies of the proxy statement and other documents filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

PARTICIPANTS IN THE SOLICITATION

The Company, Parent and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the directors and executive officers of the Company is available in its annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 21, 2018 and its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018, and information regarding the directors and executive officers of Parent is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC in connection with the proposed transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
August 22, 2018

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick
Executive Vice President and Chief Financial Officer